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                                                                       EXHIBIT I
                                                               FILE NO. 70-10299

                            CENTERPOINT ENERGY, INC.
                          INVESTMENT IN FINANCING SUBS
                            AS OF SEPTEMBER 30, 2005

CenterPoint Energy Houston Electric, LLC
   10174 CNP Transition Bond Co LLC                       (3)     3,745,485
   10401 CNP Transition Bond Co LLC II                    (3)         1,000

Utility Holding Company
   10054 CenterPoint Energy Capital Trust II              (1)     3,135,565
   10181 CenterPoint Energy Investment Management, Inc.         720,346,280

CenterPoint Energy Resources Corp.
   10381 CenterPoint Energy Resources Trust               (1)            --
   10375 CenterPoint Energy Gas Receivables, LLC          (2)    53,251,001

(1) Under GAAP accounting, the Trust subsidiaries are deconsolidated from CenterPoint Energy, Inc. and CenterPoint Energy Resources Corp. financial statements as of December 31, 2003, forward.

(2) CenterPoint Energy Gas Receivables is a subsidiary that began activity in November 2002.

(3)  CNP Transition Bond Co LLC II began activity in December 2004.

CNP Transition Bond Co LLC began activity in October 2001 but was capitalized prior to 2000.